UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2005
(Date of earliest event reported)

COMPUTER NETWORK TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13994	41-1356476

(State or other Jurisdiction of Incorporation)	IRS Employer Commission File Number	Identification No.

6000 Nathan Lane North, Plymouth, Minnesota 55442
(Address of principal executive offices, including Zip Code)

Telephone Number (763) 268-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition
ITEM 9.01 — Financial Statements and Exhibits
SIGNATURE
Press Release

Item 2.02 Results of Operation and Financial Condition

     On March 15, 2005, Computer Network Technology Corporation issued a press release regarding its financial results for the fourth quarter of 2004 and certain other information. A copy of the press release is attached hereto as Exhibit 99.

     The attached press release includes non-GAAP pro-forma financial information regarding results from operations and earnings per share which include adjustments to amounts calculated under generally accepted accounting principles. The pro forma measures are not in accordance with, or an alternative for GAAP, and may be different from pro forma measures used by other companies. Pro forma results from operations and earnings per share are provided as a complement to results provided in accordance with generally accepted accounting principles.

     The pro forma information is provided to give investors a more complete understanding of the underlying operational results and trends in our performance. In addition, these pro forma adjustments were made to improve comparability amongst years. Management believes that the pro forma information is used by some investors and equity analysts to make informed decisions because the information may be more useful when analyzing historical results or predicting future results from operations. In addition, management uses the pro forma information as a basis for planning and forecasting future periods.

     The information in this Item 2.02 and Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01 — Financial Statements and Exhibits

     (c) Exhibits

     99       Press release dated March 15, 2005.*

*	Such press release being “furnished” and not “filed.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER NETWORK TECHNOLOGY CORPORATION
By:	/S/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen
Corporate Controller and Treasurer

Dated: March 15, 2005